                                     OFFICE LEASE

                                    by and between

                          NATIONWIDE LIFE INSURANCE COMPANY

                                     as LANDLORD,

                                         and

                                     TEKSYN, INC.

                                      as TENANT




                                 City of Indianapolis

                                   County of Marion

                                   State of Indiana



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                                     OFFICE LEASE

    This Lease, made as of this 2nd day of November 1994 by and between NATIONWIDE LIFE INSURANCE COMPANY, as Landlord, and Teksyn, Inc., as Tenant.

                                 W I T N E S S E T H:

    WHEREAS, Landlord and Tenant wish to enter into a lease of that certain space in Landlord's Building (hereinafter defined), which space is described as the Leased Premises (hereinafter defined), subject to the terms and conditions hereinafter set forth;

    NOW THEREFORE, the parties hereto agree as follows:

    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, on and subject to the terms and conditions set forth hereinbelow as the Specific Lease Provisions, on and subject to the terms and conditions set forth hereinbelow as the General Lease Provisions, and on and subject to the terms and conditions set forth in the following addenda, exhibits and appendices attached hereto and made a part hereof;

         (i)       Addendum - Supplements and Amendments
         (ii)      Exhibit A - Building Floor Plan(s)
         (iii)     Exhibit B - Work

which addenda, exhibits and appendices thereto, if any, and all provisions thereof are, by this reference, incorporated into this Lease, and constitute an integral part of this Lease.

                              SPECIFIC LEASE PROVISIONS

    These Specific Lease Provisions constitute an integral part of the Lease. Without limiting the generality of the foregoing, the following fundamental terms and conditions and definitions shall be used in and shall apply to this Lease.

    (a)  Landlord:  NATIONWIDE LIFE INSURANCE COMPANY




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         (i)       form of entity (corporation, partnership, joint venture,
                   etc.): CORPORATION
         (ii)      state of organization: OHIO
         (iii)     d/b/a: N/A

    (b)  Tenant:  Teksyn, Inc.:

         (i) form of entity (corporation, partnership, joint venture, etc): CORPORATION
         (ii)      state of organization:  Indiana

    (c) Building: a four (4)-story office building located at 9002 Purdue Road, Indianapolis, Indiana, 46268, which Building, together with the real estate owned or leased by Landlord on which the same is located, and all other structures thereon as well as any landscaping, sidewalks, drives, parking areas and other improvements from time to time appurtenant thereto, are hereinafter sometimes referred to as the "Property".

    (d) Leased: that portion or portions of the second (2nd) floor of the Building as generally shown and outlined on the floor plan(s) attached hereto as Exhibit A and made a part hereof, presently designated by Landlord as Suite 200, having a total allocated (by Landlord) area of approximately 12,612 square feet of floor space (it being understood that such floor plan does not constitute a representation of the measurements or dimensions of the Leased Premises, but only shows the approximate location thereof).

    (e)  Permitted Use of Leased Premises:  GENERAL OFFICES

    (f) Commencement Date: To be set by subsequent agreement of the parties hereto. (subject to the provisions of the General Lease Provisions). Furthermore, it is in the intent of the parties to have a Commencement Date of January 1, 1995 or before, but in no event later than March 31, 1995.


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    (g)  Expiration Date:  Seventy-six (76) months from the Commencement Date, not including any partial month in which the Commencement Date occurs.

    (h) Base Rent: For the term of the Lease, the Base Rent shall be payable in equal monthly installments of One Thousand Fifty One and 00/100 Dollars ($1,051.00) each for months 1-4 inclusive, Seven Thousand Five Hundred Ninety Four and 17/100 Dollars ($7,594.17) each for months 5-22 inclusive, Twelve Thousand Nine Hundred Sixty Nine and 17/100 ($12,969.17) each for months 23-40 inclusive, Thirteen Thousand Two Hundred Thirty One and 17/100 ($13,231.17) each for months 41-52 inclusive, and Fourteen Thousand Five Hundred Forty Five and 42/100 Dollars ($14,545.42) each for months 53-76 inclusive.

    (i) Escalation Rent: Tenant's share of increases in Operating Expenses and Taxes (commencing January 1, 1995) over the Base Year: 24.90% (such share represents that percentage of the Building rentable area, as of the date hereof, allocated to the Leased Premises. The Base Year for Operating Expenses shall be 1994, and the Base Year for Taxes shall be 1993 payable 1994).

    (j) Security Deposit: $13,400.00, which shall be held by Landlord (without interest thereon owing to Tenant) and applied as security for the payment and performance of Tenant's obligations under this Lease. Whenever and as often as the amount of the security held by Landlord shall be diminished by Landlord's application thereof, Tenant shall, within ten (10) days after Landlord's request therefor, deposit additional money with Landlord sufficient to restore the security to its original amount.

    (k) Insurance Coverage: Minimum Coverage Amounts of $1,000,000 for personal injury and for property damage on the basis of a combined single limit endorsement.


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    (l)  Work:  Landlord and Tenant agree to perform improvements to and construction of the Leased Premises in accordance with the provisions of Exhibit B attached hereto and by this reference made a part hereof, and in accordance with applicable laws and codes, to the extent any such improvements and construction are expressly required under the provisions of Exhibit B attached hereto.

    (m) Landlord's Address for Notices, Demands, Communications and Transmittals under the Lease: NATIONWIDE LIFE INSURANCE COMPANY, ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43216 with a copy thereof to Hokanson Companies, Inc., 107 North Pennsylvania Street, Suite 800, Indianapolis, Indiana 46204.

    (n) Landlord's Address for Payments under the Lease: HOKANSON COMPANIES, INC., 107 NORTH PENNSYLVANIA STREET, SUITE 800, INDIANAPOLIS, INDIANA 46204,
ATTENTION: PROPERTY MANAGEMENT.

    (o) Tenant's Address for Notices, Demands, Communications, Transmittals and Payments under the Lease: 9002 Purdue Road, Suite 200, Indianapolis, Indiana 46268 with a copy of any Notice to N/A.

    (p) Guarantor(s), if any: N/A pursuant to a written guarantee satisfactory in form and substance to Landlord.

                               GENERAL LEASE PROVISIONS

    These General Lease Provisions constitute an integral part of the Lease.

    1. PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the Leased Premises subject, however, to the terms and conditions of this Lease.



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    2.   USE.  The Leased Premises shall be used and occupied only for the
Permitted Use (and only to the extent lawful) and for no other use or purpose whatsoever. Landlord makes no representations or warranties as to the legality or permissibility of the Permitted Use under applicable federal, state and local laws.


    3. TERM/POSSESSION. The term of this Lease shall commence on the Commencement Date, and shall end on the Expiration Date, both inclusive.


    The Commencement Date of this Lease shall be as defined in the Specific Lease Provisions or, if earlier, on the date when possession of the Leased Premises shall first be delivered to Tenant (such delivery to be conclusively evidenced by notice in writing from Landlord indicating a tender of delivery), if such date is earlier than that defined in the Specific Lease Provisions. In either event the Expiration Date shall remain unchanged.

    In the event of Landlord's inability to deliver possession of the Leased Premises ready for occupancy on the Commencement Date as defined in the Specific Lease Provisions, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event no rental shall be payable by Tenant to Landlord prior to actual delivery of possession of the Leased Premises to Tenant

    4. RENT. Tenant shall, during the term hereof, pay the following amounts, in lawful money of the United States of America, at the following times to Landlord, without offset or deduction, as and for rent under this Lease.


    (a) BASE RENT. Tenant shall pay to Landlord during the term of this Lease, at the address and to the payee as set forth in the Specific Lease Provisions, or to such other person or such other place as directed from time to time by notice to Tenant from Landlord, the annual Base Rent, in equal

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monthly installments of 1/12th of such amount each.  Each monthly installment shall be payable in advance promptly on the first day of every calendar month during the term of this Lease and at a prorated rate for fractions of a month if the term hereof shall commence and/or end on any day other than the first day of any month or if this Lease shall be otherwise terminated on any day other than the last day of any month.

    (b)  OPERATING EXPENSE TAX ESCALATION.

         (i) It is understood that the Base Rent specified in subparagraph (a) does not anticipate any increase in the amount of taxes on the Property of which the Leased Premises are a part or in the cost of operations and maintenance thereof. Therefore, in order that the rent payable throughout the term of this Lease shall reflect any such increases, the parties agree that Tenant shall pay as additional rent ("Escalation Rent") during the first full calendar year commencing immediately after the Commencement Date of this Lease, and during all subsequent calendar years during the term of this Lease, an amount equal to the Tenant's share of the excess of (A) the Taxes and Operating Expenses for the Property with respect to the calendar year for which said Escalation Rent is being calculated over (B) the amount of Taxes and Operating Expenses for the Property with respect to the Base Year (and if the Base Year is less than a full calendar year, said amount shall be annualized).

         For purposes of calculating Escalation Rent herein provided for, certain terms are defined as follows:

         TAXES: "Taxes" shall mean the aggregate amount of real estate taxes and assessments and governmental charges, whether federal, state, county, city, district, or otherwise (exclusive of penalties, interest and discount thereon or with respect to a refund thereof)

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    imposed upon the Property including, without limitation (1) real estate taxes upon any "air rights" or payable by Landlord to a ground lessor with respect thereto and (2) any special assessments levied for public benefits to the Property or any part thereof (excluding an amount equal to the assessments payable in whole or in part during or for the Base Year), which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments, in the manner in which such taxes and assessments are imposed as of the date hereof; provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Property or any part thereof, or upon or with respect to the Property or any part thereof or the occupancy, rents or income therefrom, in substitution for, or in addition to, any of the foregoing Taxes, such other tax or assessments shall be deemed part of the Taxes. With respect to any calendar year, all expenses, including legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such year.

         OPERATING EXPENSES: Those expenses incurred or paid on behalf of the Landlord in respect of the operation and maintenance of the Property which, in accordance with accepted principles of sound accounting practice used by the Landlord, as applied to the operation and maintenance of first class office buildings, are properly chargeable to the operation and maintenance of the Property.

         Operating Expenses of the Property are hereby defined to include, but are not limited to, the following: (1) wages and salaries of all employees engaged in the operation and maintenance of the Property, including employer's social security taxes and other taxes which may be levied on such wages and salaries, and also including any other fringe benefits; (2) all janitor and office supplies and material used in the operation and maintenance of the Property; (3) all charges incurred for security guard services, security equipment, and fire protection or prevention equipment;
(4) cost of all maintenance and service agreements on equipment, including window cleaning and trash hauling; (5) insurance premiums (and uncompensated losses or liabilities falling within policies' deductibles); (6) cost of repairs and general maintenance, exclusive of expense of alterations of the Building for the accommodation of a specific tenant; (7) cost of gas, water, steam and other power, heating, lighting, ventilating and air conditioning, electricity, and sewer charges of the Property and occupants; (8) cost of maintenance and upkeep of the parking areas, landscaping and grounds of the Property; and (9) cost, as reasonably amortized by the Landlord, with interest at the rate of 1% per annum in excess of the publicly-announced prime rate of interest of Mercantile Trust Company National Association as of the first day of the relevant year on the unamortized amount, of any capital improvements made after the Base Year which reduces or is meant to reduce other Operating Expenses or at least, which reduces or is meant to reduce the increases in Operating Expenses or which improves the quality or quantity of building services.

         (ii) in determining the amount of Operating Expenses for the Base Year or for any subsequent year, (i) if less than 100% of the Building rentable area shall have been occupied by tenants of fully used by them at any time during the relevant year. Operating Expenses shall be deemed to be increased to an amount equal to the like Operating Expenses which would normally be expected to be incurred, had such occupancy been 100% and had such full utilization been made during the entire period, or (ii) if Landlord is not furnishing any


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    particular work or service (the cost of which, if performed by Landlord, would constitute Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

         (iii) Landlord shall deliver to Tenant a statement of estimated Escalation Rent for each calendar year during which Escalation Rent may be payable. One-twelfth (1/12) of such estimated Escalation Rent shall be due and payable with the payment of each month's Base Rent for such calendar year.

         (iv)      At the end of each calendar year or within one hundred fifty
    (150) days thereafter Landlord shall submit to Tenant a statement of actual Escalation Rent due with respect to said calendar year, and either Landlord shall promptly refund to Tenant any excess of estimated Escalation Rent actually paid over actual Escalation Rent, or Tenant shall within ten (10) days thereafter pay any excess of actual Escalation Rent over estimated Escalation Rent actually paid to Landlord.

         (v) If during any calendar year or part thereof, Landlord shall not have delivered to Tenant the statement of estimated Escalation Rent hereinabove referred to for such calendar year, Tenant shall continue to pay Landlord the monthly amount of estimated Escalation Rent payable with respect to the immediately preceding calendar year until the statement of estimated Escalation Rent for the then current calendar year shall be delivered,

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    at which time the monthly payments by Tenant shall be adjusted retroactively (and Tenant shall pay the adjusted amount on demand).

         (vi) Landlord shall maintain or cause to be maintained complete and accurate records and accounts in such manner and detail as to provide a proper basis for analysis of the statements to be furnished by Landlord to Tenant pursuant to this subparagraph (b). Tenant shall have the right to have a certified public accountant examine said accounts and records for the purpose of verifying the information set forth in any such statement, at the Tenant's cost, one time for each calendar year, provided such examination is made during regular business hours, and provided that a written request for such inspection is made by Tenant within ten (10) days after receipt of a statement. Such examination, however, shall not extend the due date for payment. In the event of any dispute under this provision, the determination of the certified public accountant then servicing the Landlord's books relating to the Property shall be binding on all parties.

    (c) ADDITIONAL RENT. In addition to all Base Rent and Escalation Rent payable under this Lease, any and all other payments to be made by Tenant hereunder, including, without limitation payments to be made pursuant to paragraph 6 of the General Lease Provisions, and any amounts or costs expended or incurred by Landlord in curing or by reason of any default of Tenant, shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder, whether or not the same be designated as such, and shall be due and payable at the time provided in this Lease, and if no such time is provided they shall nevertheless be collectible as additional rent on demand or together with the next succeeding installment of Base Rent, whichever shall first occur; and Landlord shall have the same rights and remedies upon Tenant's failure to pay the same as for the non-payment

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of the Base Rent.  Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the grace period, if any, applicable thereto, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies. Tenant agrees to reimburse and pay Landlord, upon demand, all such sums, which shall be deemed to be additional rent hereunder and be payable by Tenant as such.


    (d) PAST DUE RENT. If Tenant shall fail to pay, when the same is due and payable, any Base Rent or Escalation Rent, or any additional rent, or amounts or charges of the character described in subparagraph (c) hereof, all such unpaid amounts shall bear interest at the rate of 2% per month or, if less, the maximum rate permitted by applicable law, from the date due to the date of payment. In addition to such interest, if Tenant shall fail to pay any monthly installment of Base Rent by the fifth (5th) day of the month such installment is due, in order to compensate Landlord for a portion of its administrative charges attendant thereupon a late charge equal to 1/30th of the monthly installment of Base Rent shall be assessed and shall accrue for each day beyond the expiration of said five (5) day period until such rental, including the late charge, is paid in full. The interest and late charge provision contained herein are in addition to and do not diminish or represent a substitute for any or all of Landlord's rights or remedies elsewhere herein.

    (e) SURVIVAL. Any liability of Tenant for the payment of any money under this Lease shall survive the Expiration Date or earlier termination of this Lease.

    (f) NO REDUCTION IN BASE RENT. In no event shall the Base Rent hereunder be reduced, even in the event of a decrease in Operating Expenses and/or Taxes.

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    (g)  ALLOCATION.  All rent payable under this Lease shall be the amount of rent allocable to the period for which payment is made for purposes of Section 467 of the Internal Revenue Code of 1954, as amended.

    5.   SERVICE.  The Landlord shall provide the following services:


    (a) Janitor service and customary cleaning in and about the Leased Premises (Saturdays, Sundays and Holidays excepted).

    (b) Heating and air conditioning during, respectively, the seasons when such services shall be necessary for the use and occupancy of the Leased Premises, during normal business hours of the Property as designated by Landlord.

    (c) Water from the public water mains for public drinking, lavatory and toilet purposes, drawn through fixtures installed by Landlord.

    (d) Operatorless elevator service (where applicable) in common with other tenants at all times.

    Landlord does not warrant that any of the foregoing services or any other utilities provided to or on the Leased Premises will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof, or render Landlord liable to Tenant or liable for the performance of Tenant's obligations under this Lease; provided, however, that Landlord will at all times use reasonable efforts promptly to remedy any situation which might interrupt such services.


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    6.   ELECTRICITY.  Landlord will furnish all electric power for normal lighting and normal operation of small office machines, such as typewriters and photocopiers, and for air conditioning and heating as may be required for comfortable occupancy of the Leased Premises during normal business hours of the Property, as determined from time to time by Landlord (the cost of which, as well as the costs of similar electrical consumption by other occupants of the Building for their respective premises, shall constitute "Operating Expenses" under paragraph 4 of these General Lease Provisions). Landlord reserves the right, however, if Landlord shall from time to time determine that consumption of electricity within the Leased premises exceeds that required for normal business use during normal business hours, to charge Tenant for such excess consumption, which charge shall be based on the average cost per unit of electricity for the Building applied to the excess use as determined by a utility consultant selected by Landlord or shall, at Landlord's option, be based upon a submeter for electrical utilities exceeding normal business office use standards, as determined by Landlord. If at Landlord's option, a submeter is to be installed for any electrical utilities, Tenant shall pay the cost of installation of the same and thereafter Tenant shall pay Landlord monthly for the electrical utility services so submetered at the same rates which Tenant would pay to the utility company supplying such service if such service were supplied by direct meter.


    7. CONDITION OF THE LEASED PREMISES. During the continuance of this Lease, Tenant shall keep the Leased Premises and appurtenances in good order and repair, furnishing its own routine maintenance to furnishings and fixtures thereon and any snack or dining areas therein, and replacing all glass broken through misuse or negligence of Tenant with glass of same size and quality as that broken; shall keep the said Leased Premises and appurtenances in a wholesome condition without charge or expense to Landlord; shall not allow any waste or misuse of the water; shall pay all

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damages to the Building as well as damages to the occupants thereof caused by any waste, misuse or neglect of the Leased Premises, its apparatus or appurtenances; shall not make nor allow to be made any change, alteration or addition in, upon or to the Leased Premises without the written consent of Landlord for that purpose first had and obtained; and at the expiration of the time mentioned in this Lease, or at an earlier termination hereof by forfeiture or otherwise, shall yield up the Leased Premises together with all its apparatus and appurtenances to Landlord in the same condition as when leased, reasonable and ordinary wear and tear excepted, and will surrender all original and duplicate keys of the several doors and such other things as appertain to the Leased Premises, and will remove all its signs or other like items installed and restore or repair the Leased Premises to their original condition.

    8. ALTERATIONS. Tenant may not make alterations in or additions to the Leased Premises unless Tenant has first obtained from Landlord written permission to do so, and Tenant shall, if requested by Landlord, furnish Landlord with plans and specifications, names and addresses of the contractors who will perform the work, copies of the contracts, all necessary permits and indemnification in form and amount satisfactory to Landlord against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions. Whether Tenant shall have furnished Landlord the foregoing or not, Tenant hereby agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected with the alterations or additions. Tenant shall bay the cost of all such alterations and additions and also the cost of decorating the Leased Premises occasioned by such alterations and/or additions. Tenant shall not overload, damage or deface the Leased Premises, the Building or the Property or do any act or thing or bring or keep anything thereon which may make void or voidable any insurance on the Leased Premises or the Building or which may render an increase or extra premiums payable for insurance. Tenant shall not move any heavy equipment into the Leased Premises except with prior written consent of Landlord and upon such terms as Landlord may specify. Upon completion of any alterations or additions, Tenant shall furnish Landlord with contractors' affidavits and full waivers of liens and receipted bills covering all labor, materials and subcontractors expended and used. All alterations and/or additions must be completely finished in a good and neat workmanlike manner and comply in all respects with all insurance requirements and with all applicable federal, state, or municipal statutes, laws, ordinances and regulations, or any department or agency thereof, or any department thereof, and including, without limitation, the standards and regulations of O.S.H.A. and environmental laws and regulations applicable to such alterations, and/or additions. Only good grades of materials shall be used in the alterations and/or additions. All additions shall become Landlords's property and shall remain upon the Leased Premises at the termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant. All changes made by Tenant shall be restored to their original condition at Tenant's expense, if Landlord so requests. Any alterations, additions or repairs shall be performed by labor which is compatible with the union or unions representing the service employees of Landlord in the Building.

    9. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:


    (a) Access to mail chutes. To have access for Tenant and the other tenants of the Building to any mail chute located on the premises according to the rules and regulations of the United States Post Office.

    (b) Occupancy. During the last ninety (90) days of the term of this Lease, if during or prior to that time Tenant vacates the Leased Premises, the Landlord may decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy.

    (c) Pass Keys. To have pass keys to the Leased Premises, in order to gain access to the Leased Premises herein.

    (d) Access for Repairs, etc. To have access to the Leased Premises at all reasonable times upon prior notice to Tenant, and at any time in the event of emergency, to make periodic inspections thereof and to make repairs, alterations, additions, and improvements to the Leased Premises or the Building, as may be necessary or desirable in the operation of the Building.

    (e) Show Premises. To show the Leased Premises to prospective tenants or brokers during the last year of the term of this Lease or as extended, and to prospective purchasers at all reasonable times, provided prior notice is given to Tenant in each case and the Tenant's use and occupancy of the Leased Premises is not materially inconvenienced by any such action of Landlord.

    (f) Service Contracts. To designate all suppliers of signs, drinking water, beverages, foods, towels or toilet supplies, or other utilities or services used or consumed in the Building or the Leased Premises.

    (g) Heavy Equipment. To approve the weight, size and location of safes or other heavy equipment or articles, and the time and manner that they may be moved in, about or out of the Building (in all events, however, at Tenant's sole risk and responsibility, and subject to such reasonable preconditions and requirements, including engineering analysis and insurance, as Landlord may specify).

    (h) Close Building. To clone the Building after regular working hours and on legal holidays, subject, however, to the Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves and display the contents of their clothing, cases and boxes to a security guard by registration or otherwise and that said persons establish their right to enter or leave the Building.

    (i) Repairs. To make repairs, alterations or improvements to the Building or any part thereof, and during such operations close the corridors, elevators and other facilities.

    (j) Name and Address of Property. To alter or change the name of the Property or the Building or to change the street address for the Building or the Leased Premises.

    (k) Signage. To control the sign program for the Property and the Building in every respect. In connection therewith, Tenant agrees that Tenant shall not, without Landlord's prior written consent, install or permit to be installed any sign within, on or about the Leased Premises; and Tenant further agrees that Tenant shall not install or operate or permit to be installed or operated any flashing, moving, flickering or blinking illuminations, animations, moving lights or floodlights, or any loudspeakers or other amplified sounds, in, on or about the Leased Premises, which may be heard, seen or experienced outside the Leased Premises.

    Landlord may enter upon the Leased Premises as specified above (Landlord having or reserving such easements, rights of access or licenses as may be reasonably necessary therefor) and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of any interference with Tenant's use, occupancy or enjoyment of the Leased Premises or an eviction or disturbance of the Tenant's use or possession, and without being liable in any manner to the Tenant.

    Landlord hereby further reserves, and Tenant hereby grants to Landlord, such licenses or easements in, under or over the Leased Premises or any portion or portions thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes, or other facilities to serve the Building or any part thereof, including but not by way of limitation, the premises of any other occupant thereof; provided, however, that Landlord shall pay for any alteration required on the Leased Premises as a result of any such exercise, occupancy under, or enjoyment of, any such license or easement; and no exercise, occupancy under, or enjoyment of any such license or easement shall be deemed an interference with Tenant's use, occupancy, or enjoyment of the Leased Premises or an eviction or disturbance of Tenant's use or possession.

    10. RULES AND REGULATIONS. Tenant, its employees and guests, shall abide by the attached rules and regulations and all reasonable rules and regulations from time to time adopted by Landlord pertaining to the security, protection, operations, replacement, repair, maintenance and management of the Building. Landlord shall have no liability for violation by any other occupant of any rules or regulations, nor shall violation thereof by any other occupant excuse Tenant from compliance. If any rules and regulations are contrary to the express terms of this Lease, the terms of this Lease shall govern.


    11. ASSIGNMENT/SUBLETTING. Tenant shall not sublet the Leased Premises or any part thereof, nor allow the same to be used or occupied by any other person or for any other use than that herein specified, nor assign, mortgage, encumber or otherwise transfer this Lease or any interest therein, without the written consent of Landlord (and as a condition to such consent, which in any event may be withheld by Landlord, in its sole discretion. Landlord may require (a) that Tenant pay Landlord all or any portion of the consideration for assignment or the rental under sublease in excess of the rental under this Lease, and/or (b) that the assignee expressly assume this Lease or that the subtenant expressly agree to attorn to Landlord; and Tenant shall not suffer or permit any assignment or other transfer by operation of law or otherwise, of the estate or interest of Tenant in the Leased Premises acquired in, by or through this Lease. Any request for the consent of Landlord to an assignment, mortgage, encumbrance, or transfer of this Lease, or a subletting of the Leased Premises shall be accompanied by a payment in the amount of $250.00 representing a reasonable estimate of Landlord's costs of processing and administration in reviewing Tenant's request and the information pertaining thereto. Landlord shall not be required to respond to any such request without payment, as aforesaid. Any consent which Landlord may give to any assignment, mortgage, encumbrance or other transfer of this Lease or to any sublease or co-tenancy of the Leased Premises shall be restricted to the particular assignment, mortgage, encumbrance or transfer of this Lease or to the particular sublease or co-tenancy, and the agreement herein not to assign or sublet shall remain in effect against Tenant and Tenant's assign(s). Any consent to assignment, transfer or sublease which may be given by Landlord shall not constitute a release of Tenant or any guarantor from the covenants herein contained, it being understood that Tenant and any guarantor of this Lease shall remain fully liable for the payment and performance hereof.

    12. CASUALTY. If the Leased Premises or any other part of the Building or the Property are damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord, unless this Lease is terminated as herein after provided. Until such repairs are completed, the Base Rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business and for the length of time that such condition persists; provided however, there shall be no abatement of Base Rent (a) if the Leased Premises (or any portion thereof) are unusable for a period of fifteen (15) days or less, (b) if the damage is due to the fault or neglect of Tenant or any subtenant, or any agents, employees, servants, invitees, permittees or licensees thereof; nor shall there be any abatement of Base Rent on account of damage to the Building or any other part of the Property unless such damage includes damage to the Leased Premises or prevents access to the Leased Premises.

    In the event of fire or other casualty to the Leased Premises or the Building, if said fire or other casualty results in the total destruction of the Building, this Lease shall automatically terminate as of the date of said destruction. If the Leased Premises are damaged and made untenantable by fire or other casualty, and if a registered architect selected by Landlord should certify that repair and rehabilitation of the Leased Premises cannot be accomplished by using standard working methods, procedures and materials so as to make the Leased Premises tenantable within one hundred twenty (120) days from the date rehabilitation is started, either party shall have the right to terminate this Lease by giving to the other party notice of such election within fifteen (15) days after receipt of the architect's certificate of decision. If the common areas and facilities, if any, within the Building are damaged by fire or other casualty, and if a registered architect selected by Landlord should certify that repair and rehabilitation of such common areas and facilities cannot be accomplished by using standard working methods, procedures and materials so as to restore such common areas and facilities within one hundred twenty (120) days from the date rehabilitation is started, Landlord shall have the right to terminate this Lease by giving to Tenant notice of such election within fifteen (15) days after receipt of the architect's certificate of decision. If any material portion of the Building is damaged by fire or other casualty, and if the casualty results from an uninsured risk under standard broad form of fire and extended coverage insurance policies then Landlord may, by written notice to

Tenant within sixty (60) days of such damage, elect to terminate this Lease. In any case of termination of this Lease, all rent and other charges shall be apportioned on a per diem basis and be paid to the date of termination.

    Nothing herein shall be construed as a limitation of Tenant's liability for any damage to the Leased Premises, to the Building, or to any other part of the Property, should such liability otherwise exist.

    13. INSURANCE. At all times during the term of this Lease, Tenant shall, at Tenant's sole cost and expense, keep Tenant's furniture, furnishings, trade fixtures and equipment insured against loss or damage by fire, lightning, windstorm, cyclone, tornado, hail, explosion, riot, aircraft, vehicles, smoke, civil commotion, glass breakage, sprinkler leakage, vandalism, malicious mischief, flood, earthquake, and such other casualties and events as may be insured against under the broad form of uniform fire and extended coverage clause in effect from time to time in the State in which the property is situated with endorsement for coverage of "all risk" perils and the aforesaid specific perils, for not less than their full insurable replacement value. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, maintain or cause to be maintained: (a) general public liability insurance against claims for bodily injury or death occurring on, in, or about the Leased Premises; and (b) comprehensive property damage insurance covering liability for damage to all property, such insurance to be in at least the Minimum Coverage Amounts set forth in the Specific Lease Provisions.

    Policies of insurance provided for herein shall be with companies acceptable to Landlord, shall name Landlord and by endorsement, Landlord's mortgagees and/or ground lessors, if any, as insureds as their respective interests may appear, and Tenant shall provide Landlord with certificates thereof at least thirty (30) days prior to the expiration of such policies (and Tenant agrees to pay, on demand, a Fifty and No/100 Dollars ($50.00) processing charge in the event Tenant fails to provide such certificates at the times so required). Such policies of insurance shall include, to the extent available, a waiver of subrogation clause in form satisfactory to Landlord.

    Tenant hereby releases Landlord from and against any and all claims, demands, liabilities or obligations whatsoever for damage to property or loss of subrents or profits of Tenant resulting from or in any way connected with any fire or accident or other casualty whether or not such fire, accident or other casualty shall have been caused by either Landlord or by any agent, associate or employee of Landlord, to the extent that such damage or loss is reimbursed under any insurance policy which at the time of such damage or loss permits waiver of subrogation rights prior to a loss under such policy.

    14. RELEASE AND INDEMNIFICATION. Landlord shall not be liable for any damage occasioned by failure to keep the Leased Premises in repair, and shall not be liable for any damage done or occasioned by or from electric current, plumbing, gas, water, steam, or sewage, or the bursting, leaking, running or failure of operation of any radiator, tank, water closet, wash stand, waste pipe, air conditioning or any other apparatus in, above, upon or about the Building or other portions of the Leased Premises, nor for damage occasioned by water, snow, or ice being upon any sidewalk or entrance way, or being upon or coming through the roof, skylight, trap door or any other opening in the Building or other portions of the Leased Premises, unless occasioned by the willful misconduct of Landlord nor shall Landlord be liable, in any event, for any damage arising from the action or negligence of Tenant, co-tenants or other occupants thereof or of any owners or occupants of adjacent or contiguous property.

    Tenant hereby releases, discharges and agrees to indemnify, protect and save harmless Landlord of and from any and all claims, demands and liability for any loss, damage, injury or other casualty to property, whether it be that of either of the parties hereto or of third persons, whether they be third persons of Tenant or agents or employees of Tenant, caused by growing out of or happening in connection with Tenant's use or occupancy of the Leased Premises or Tenant's use of any equipment, facilities or property in, or adjacent to the Building. Landlord shall not be liable in any manner for mail deposited in the mail chute nor any damage sustained to mail so deposited.

    Landlord agrees that it will at all times during the term of this Lease indemnify, protect, defend and save harmless Tenant from and against any and all claims, costs, charge, liability or attorneys' fees arising from damage or injury, actual or claimed, of whatsoever kind or character resulting from Landlord's use of the Building or any part thereof, or Landlord's use of any equipment, facilities or property in, on or adjacent to the Building.

    15. CONDEMNATION. In the event that the whole of the Building or the whole of the Leased Premises shall be taken by the exercise of the power of eminent domain or proceedings in lieu thereof (hereafter referred to as "condemnation proceeding"), then in such case, this Lease shall terminate as of the date of the taking of possession by or the vesting of title in the condemning authority (said date being hereinafter referred to as the "taking date"). If less than the whole of the Building or the whole of the Leased Premises shall be taken in a condemnation proceeding, Landlord may, at its option, terminate this Lease as of the taking date, by giving written notice of its exercise of such option within sixty (60) days after the taking date. If less than the whole of the Leased Premises shall be taken in a condemnation proceeding, Tenant may, at its option, terminate this Lease as of the taking date, by giving written notice of its exercise of such option within sixty (60) days after the taking date, provided that as a result of such taking, the Leased Premises (or the remaining portion thereof) may no longer be adequately used for the purpose so contemplated by this Lease and hereinbefore set forth. In the event of any such termination, all rent and other charges shall be paid to and on the date of termination (or, if later, the date Tenant exercises its election to so terminate). If a portion of the Leased Premises shall be so taken and Tenant shall not exercise its option to terminate this Lease or if such taking shall not give rise to such an option to terminate, as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Leased Premises so taken but this Lease shall remain in force and effect with respect to that portion of the Leased Premises not so taken and the Base Rent payable by Tenant to Landlord hereunder shall be abated in proportion to the diminution in the total floor space of the Leased Premises following such condemnation proceeding (as compared with the total floor space thereof immediately prior to such condemnation proceeding). All income, rent, interest, compensation and award derived from any such taking under the power of eminent domain or proceedings in lieu thereof with respect to the Property or any portion thereof shall belong to and be the sole property of Landlord, Tenant waiving any right or claim to the same (but Tenant may file a claim for its moving expenses).

    16. COMPLIANCE WITH LAW. Tenant shall, at Tenant's sole cost and expense, obtain any occupancy permit and similar licenses required in connection with the occupancy and use of the Leased Premises, and conform with all ordinances, laws, statutes, and requirements of municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises, all municipal, state and federal ordinances, laws, statutes, and requirements now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance, law, statute, or requirement in the use of the Leased Premises, shall be conclusive of the fact as between Landlord and Tenant.

    17. DEFAULT AND REMEDIES. If Tenant shall default in the payment of rent reserved, breach any other covenant or agreement of this Lease, or move out of, abandon, or vacate the Leased Premises, then unless Tenant shall cure such default, breach, abandonment, or vacating or moving out of the Leased Premises within thirty (30) days of written notice, unless such breach cannot be cured in thirty (30) days, in which event Tenant shall have a reasonable time to cure such breach, Landlord may, at any time thereafter, without further demand or notice of any kind, including, but without begin limited to, demand for payment of rent, or for possession of the Leased Premises, either

    (a) terminate this Lease, and with or without process of law, expel and remove Tenant, or any other person or persons in occupancy from the Leased Premises, together with their goods and chattels, using such force as may be necessary in the judgment of Landlord or its agents in so doing, and repossess the Leased Premises, provided that in the event of termination pursuant hereto Landlord shall, nevertheless, be entitled to damages provided by law, just as if Tenant repudiated this Lease; or

    (b) terminate Tenant's right to possession only, without terminating this Lease, and with or without process of law, expel and remove Tenant, or any other person or persons in occupancy from the Leased Premises, together with their goods and chattels, using such force as may be necessary in the judgement of Landlord or its agents in so doing, and repossess the Leased Premises without such entry and possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay rent hereunder for the full term hereof. Upon and after entry into possession without termination of this Lease, Landlord shall use its best efforts to relet the Leased Premises or any part thereof for the account of the Tenant, to any person, firm, or corporation, for such rent, for such term, (including a term beyond the term hereof, but the part of any such term which is beyond the term hereof shall not be chargeable to Tenant's account), and upon such terms and conditions as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall apply all rents received upon such a reletting as follows:

         (i) first to the payment of such expenses as Landlord may have incurred in recovering possession of the Leased Premises (including legal expenses and attorneys' fees), and in putting the same into good order or condition or preparing or altering the same for rental and reletting and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or about reletting the Leased Premises; and

         (ii) then to the fulfillment of covenants of Tenant hereunder.

    If the consideration collected by Landlord upon any such reletting is not sufficient to pay in full the amount of rent reserved in this Lease together with the items and expenses enumerated in subparagraphs (i) and (ii) above, then Tenant shall pay to Landlord the amount of each monthly deficiency upon demand, as additional rent.

    Landlord shall have a lien on all of the property, fixtures and furniture of Tenant situated on the Leased Premises during the term of this Lease as security for the payment of the rent reserved and the performance of the agreements of this Lease by Tenant, which lien Landlord may enforce by distress or attachment, and Tenant hereby waives all exemptions. If the rent reserved herein shall at any time be in arrears or Tenant shall breach any of the agreements of this Lease, Landlord shall thereupon be entitled to the immediate possession of all of the property, fixtures and furniture of

Tenant situated on the Leased Premises and may enter said Leased Premises and take possession thereof. If at the end of thirty (30) days Tenant shall not have fulfilled its obligations hereunder then Landlord, at its option may sell the same at a public or private sale, and if such property is sold Landlords shall apply the proceeds, first, to the cost and expense of such sale, second, to the satisfaction of any sums owing to it from Tenant for nonpayment of rent accrued or to accrue under the terms hereof or breaches of other obligations of the Lease, and the balance, if any, it shall pay over to Tenant. Any property, furniture, or fixtures belonging to Tenant which Landlord may store shall be at Tenant's sole risk and Landlord shall not have held responsible for any breakage or damage occasioned by such storing.

    If this Lease is terminated at the election of Landlord, as herein provided, or in any other way, Tenant shall, without demand, surrender and deliver up said Leased Premises and property peaceably to Landlord immediately upon such termination, and if Tenant shall remain in possession of the Leased Premises, or any part thereof, one day after the termination of this Lease in any of the ways above named, Tenant shall be deemed guilty of forcible detainer of the Leased Premises under the statutes of the State in which the property is situated and shall be subject to all the conditions and provisions above named and to eviction and removal forcibly or otherwise with or without process of law as above stated. After the commencement of a suit, or after final judgment, for possession of the Leased Premises Landlord may receive and collect any rent due from Tenant, and the payment of said rent shall not waive or affect said suit or said judgment. Any property, furniture or fixtures belonging to Tenant may be stored by Landlord, at Tenant's expense, and at Tenant's sole risk, and if not removed by Tenant within thirty (30) days of a request by Landlord, the same shall conclusively be abandoned by Tenant.

    All rights of Landlord in the event of default herein enumerated shall be in addition to and without prejudice to any remedy or remedies which Landlord may have at law or in equity for nonpayment of rent or for breaches of the covenants and agreements hereof.

    18. BANKRUPTCY AND INSOLVENCY. Tenant agrees that if at any time a petition under the federal bankruptcy Code, as amended from time to time hereafter (hereinafter referred to as the "Bankruptcy Code"), or any state bankruptcy or insolvency statutes, be filed by or on behalf of Tenant, or shall be filed against Tenant and shall remain undismissed for a period of sixty (60) days after filing, such event shall constitute a default under this Lease and Landlord shall be entitled to immediately exercise such rights and remedies it may elect under this Lease without regard to the cure periods provided hereunder. Tenant further agrees that, in such an event, Tenant (or its successors in interest) shall appropriately assume or reject this Lease, for purposes of the Bankruptcy Code, on or within sixty (60) days of such event. If Tenant (or its successor in interest) fails or neglects to take such action within sixty (60) days of such event, this Lease shall be deemed rejected for purposes of the Bankruptcy Code.

    In addition to the foregoing, the occurrence of any of the following shall constitute a default under this Lease and Landlord shall be entitled to immediately exercise such rights and remedies it may elect under this Lease without regard to the cure periods provided thereunder: (a) general assignment by Tenant for the benefit of creditors; (b) the appointment under applicable state law of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease; or (c) the attachment, or other judicial seizure, of substantially all of Tenant's assets or of Tenant's interest in this Lease.

    As used herein above the term "Tenant" shall include the Tenant named herein, as well as any surety or other guarantor of this Lease, or any assignee or subtenant of Tenant.

    19. LIENS. Tenant covenants and agrees that it shall not incur any indebtedness giving a right to a lien of any kind or character upon the right, title, or interest of Landlord in and to the Leased Premises and the Property of which the Leased Premises is a part, and that no person shall ever be entitled to any lien superior to the interest in this Lease reserved to Landlord upon the Leased Premises directly or indirectly derived through or under Tenant, or its agents or servants, or on account of any act or omission of Tenant. Should any such lien be filed, Tenant shall cause to be discharged of record such lien by paying it, or by filing a bond or otherwise, as permitted by law, within fifteen
(15) days after the filing of any such lien. If Tenant fails to discharge said lien within such period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure its discharge by paying the amount claimed to be due or by deposit in court or by bonding, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by lienor and to pay the amount of the judgment, if an, in favor of lienor with interest, costs, and allowances. Any amount paid by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including attorneys' fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection herewith, shall be additional rent to be paid by Tenant to Landlord immediately on demand.

    20. QUIET POSSESSION. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein peacefully and quietly have and enjoy possession of the Leased Premises without any unreasonable interference, encumbrance or hindrance by, from or through Landlord, its successors and assigns.


    21. SURRENDER AND HOLDOVER. Upon the expiration or earlier termination of the term of this Lease. Tenant agrees to quit and surrender the Leased Premises, restoring the same to its original condition and repair as of the delivery of the same to Tenant, together with all keys and combinations to locks, safes and vaults and together with all improvements, alterations, additions, fixtures and equipment at any time made or installed in, upon or to the Leased Premises (except personal property and other unattached movable trade fixtures put in at Tenant's expense), all of which shall thereupon become the property of Landlord without any claim by Tenant therefor, but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Tenant shall completely repair at its own cost and expense any and all damage to the Leased Premises resulting from or caused by such removal by restoring the Leased Premises to the condition which existed prior to the installation of the articles so removed. In the event that Tenant shall hold over the Leased Premises after the expiration of the term hereof (and in addition to other rights and remedies in favor of Landlord set forth elsewhere in this Lease), then during the period of such holding over Tenant shall pay to Landlord monthly rental computed on the basis of 1/6th of the total sums payable by Tenant to Landlord for the preceding twelve (12) month period, including all charges provided by this Lease. If Tenant fails to surrender the Leased Premises in a timely manner upon the termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any consequential damages suffered by

Landlord and any claims made by a succeeding occupant or by a purchaser or mortgagee founded on such failure.

    22. SUBORDINATION. This Lease shall, at the option of Landlord, be subject and subordinate to any mortgages or deeds of trust now of record affecting the Building or the Leased Premises or hereafter placed of record on the Building or the Leased Premises by Landlord. Landlord may exercise the aforesaid option to subordinate this Lease by notifying Tenant thereof at any time in writing, and if so requested by Landlord, Tenant shall execute and deliver to Landlord, within ten (10) days of a written request therefor, a subordination agreement in form satisfactory to Landlord. In the event Landlord exercises its option to subordinate the Lease to any deed of trust or mortgage pursuant hereto, Tenant shall, at the option of the holder of said deed of trust or mortgage or of any purchaser at any foreclosure sale thereunder, agree to attorn to said holder of any such deed of trust or mortgage or to any purchaser at any foreclosure sale thereunder.


    23. ESTOPPEL CERTIFICATES. Tenant agrees that from time to time upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified, identifying the modifications), (b) the dates to which the rent and other charges have been paid, and (c) that Landlord is not in default under any provisions of this Lease (or specifying the particulars in which Tenant claims Landlord is not in compliance). Failure to deliver such a certificate within ten (10) days of written request therefor by Landlord shall be conclusively deemed to indicate Landlord is in full compliance with the terms of this Lease, and Tenant shall be estopped from thereafter asserting any deficiencies about which Tenant should have known.

    24. RELOCATION. Landlord shall have the right, at any time prior to delivery of possession of the Leased Premises to Tenant under this Lease, to relocate the Leased Premises to another location in the Building (and in such event, Tenant shall, at the request of Landlord, enter into a modification agreement reflecting the relocation), provided: (i) the new premises shall be substantially equivalent in size and dimensions to the existing Leased Premises; and (ii) there shall be no increase in rent due to such relocation.


    In addition, subsequent to delivery of possession of the Leased Premises to Tenant under this Lease and only during renewal option periods, not during the original term. Landlord shall have the right, from time to time during the term of this Lease, to relocate the Leased Premises to another location in the Building, provided: (a) Landlord shall give Tenant at least three (3) months' notice prior to the effective date of such relocation; (b) the new premises shall be substantially equivalent in size and dimensions to the existing Leased Premises; (c) there shall be no increase in rent due to such relocation; (d) all reasonable costs of physically relocating Tenant to the new premises shall be paid by Landlord; and (e) Tenant shall, at the request of Landlord, enter into a modification agreement reflecting the relocation. The parties will execute an amendment to this Lease reflecting the relocation of the Leased Premises.

    25. NOTICES. Any notice, demand, request, consent, approval, or other communication which ether party hereto is required or desires to give or make or communicate upon or to the other shall be in writing and shall be given or made or communicated by United States registered or certified mail, addressed to Landlord or Tenant as set forth in the Specific Lease Provisions hereinabove, subject to the right of either party to designate a different address by notice similarly given. Any notice, demand, request, consent, approval, or other communication so sent shall be deemed to have been given, made, or communicated, as the case may be, on the date the same was deposited in the United States mail as registered or certified matter with postage thereon fully prepaid.

    26. REMEDIES CUMULATIVE. All of the remedies herein are cumulative, and given without impairing any other rights or remedies of Landlord, and Tenant shall pay and discharge all costs, expenses and attorneys' fees that shall arise from enforcing the covenants of this Lease by Landlord. The fact that Landlord does not exercise its rights hereunder in the event of breach of covenants herein by Tenant shall not be deemed a waiver of such rights as to subsequent breaches of covenants herein by Tenant.


    27. REPRESENTATIONS. Tenant acknowledges that no representations as to the title to or condition of the Property, the Building or the Leased Premises or as to any other matters relating to the Property, its other occupants, or this Lease, have been made by Landlord to Tenant either directly or indirectly prior to or at the execution of this Lease that are not herein expressed.

    28. RECORDATION. Tenant shall not record this Lease or any memorandum or other evidence hereof.

    29. LIMITED LIABILITY OF LANDLORD. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant and all those claiming by, through or under Tenant shall look solely to the estate and interest of Landlord in the land and buildings comprising the Property of which the Leased Premises form a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any ground or underlying lessors or of the holders of any deed of trust or mortgage covering the Property or any part thereof, and no other assets of Landlord (or of any partners, venturers, shareholders, officers or directors of Landlord) shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted, however, to be or constitute an agreement, expressed or implied, between Landlord and Tenant that Landlord's interest hereunder and in the Property shall be subject to impressment of an equitable lien or otherwise.

    30. BINDING OBLIGATIONS. All the terms of this Lease shall extend to and be binding (subject to the provisions of paragraph 28 of these General Lease Provisions) upon the heirs, devisees, legatees, personal representatives, executors, administrators, successors and assigns of respective parties hereto. Each individual executing this Lease on behalf of a corporation, partnership or other entity represents, by his or her execution hereof, that such individual has been authorized to do so by said corporation, partnership or other entity.

    31. AGENCY. If this Lease shall be signed on behalf of Landlord by an agent, the person or entity signing this Lease as agent for Landlord is acting only in his/her/its capacity as agent and represents only that he/she/it is authorized to sign this Lease on behalf of Landlord, and Tenant expressly recognizes in dealing with the agents and any trustees of Landlord (including, without limitation, the person or entity signing this Lease as agent for Landlord) that such agents and trustees are acting in their respective capacities as such, and such agents and trustees shall have no personal liability for payment of any claim or performances of any obligation of Landlord to Tenant or those claiming by, through or under Tenant, nor shall resort be had to the private property of such agents or trustees for satisfaction of any such claim or obligation.

    32. ENTIRE AGREEMENT. This Lease, including the exhibits, the appendices thereto, if any, and addenda incorporated herein by reference, sets forth the entire agreement between the parties. All prior conversations, negotiations or writing between the parties or their respective agents are merged into and superseded by this Lease. No amendment or modification of this Lease shall be binding or effective unless in writing and signed by the parties hereto.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written, although as a matter of convenience it may be actually signed by the parties on another day.

                                       "Landlord"

                                       NATIONWIDE LIFE INSURANCE COMPANY







Attest:                                By:/s/ Robert H. McNaghten
                                          --------------------------------
                                       Robert H. McNaghten
illegible                              Vice President, Real Estate
--------------------------------       Investments



                                       "Tenant"

                                       Teksyn, Inc.,


Attest:                                By:/s/ David B. Wortman
                                          --------------------------------

                                       Title:President
                                             -----------------------------

--------------------------------


THE SUBMISSION BY LANDLORD OF THIS LEASE FOR EXECUTION BY TENANT AND THE ACTUAL EXECUTION AND DELIVERY THEREOF BY TENANT TO LANDLORD SHALL HAVE NO BINDING FORCE AND EFFECT UNLESS AND UNTIL LANDLORD SHALL HAVE EXECUTED THIS LEASE: AND IN NO EVENT SHALL THE SUBMISSION BY LANDLORD OF THIS LEASE FOR EXAMINATION BE CONSIDERED AN OPTION TO LEASE THE LEASED PREMISES OR ANY PART OF THE BUILDING.

                               Addendum To Office Lease

dated as of November 2, 1994, by and between NATIONWIDE LIFE INSURANCE COMPANY, as Landlord, and TEKSYN, INC. as Tenant, for Leased Premises in 9002 Purdue Road, Indianapolis, Indiana 46268.



                              SUPPLEMENTS AND AMENDMENTS

         1.   Rules and Regulations

         2.   Addendum to Lease Agreement

         3.   Attachment "1"





Initialed for                                              Initialed for
identification                                             identification
by Landlord:                                               by Tenant:


----------                                                 ---------

                                RULES AND REGULATIONS
                                ---------------------


    1. The sidewalks, entrances, passages, courts, elevators, lobbies, stairwells, corridors or halls shall not be obstructed by any Tenant or used for any purpose other than ingress and egress to and from the Premises.


    2. No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door or the Premises without the prior written consent of Landlord.


    3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the Premises or Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant violating this rule. Interior signs or common area doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of Landlord and shall be of a size, color and style acceptable to the Landlord.


    4. No showcases shall be placed in the halls, corridors, or lobbies without the prior written consent of Landlord.


    5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant who, or whose servants, employees, or agents shall have caused the same.


    6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.


    7. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done by any Tenant on said Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon the Premises.


    8. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants or those having business with them.


    9. No Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at an time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.


    10. No additional locks or bolts of any kind shall be placed upon any of the doors by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of tenancy, restore to the Landlord all keys for the Premises and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof.


    11. The carrying in or out of any safes or freight, furniture or bulky matter of any description must take place in a manner and during the hours which the Landlord or its Agent may determine. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.


    12. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.


    13. Landlord shall have the right to exclude any person other than a Tenant or one entering with Tenant's permission from the building between the hours of 6:00 p.m. and 8:00 a.m. on week days and from 1:00 p.m. Saturday to 8:00 a.m. Monday.


    14.  The premises shall not be used for lodging.


    15. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.


    16. There shall not be used in any space, or in the public halls of the building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise including office furniture and related fixtures and equipment any hand trucks, except those equipped with rubber tires and side guards.


    17. Window coverings on exterior walls shall be white on the exterior side and materials shall be approved by Landlord.



Initialed for identification:

Landlord:
           --------------

Tenant:
           ---------------

                             ADDENDUM TO LEASE AGREEMENT

    This Addendum is by and between NATIONWIDE LIFE INSURANCE COMPANY, as Landlord ("Landlord"), and TEKSYN, INC., as Tenant ("Tenant"), and is made by the parties to be part of that certain Office Lease dated November 2, 1994 (the "Lease"); to the extent that the Lease conflicts with the terms of this Addendum, the terms and provisions of this Addendum shall govern. Therefore, the parties hereby agree as follows:

    1. Notwithstanding subsection (i) of the Specific Lease Provisions concerning Escalation Rent and Section 4(b) of the General Lease Provisions, Tenant's share of increases in Operating Expenses and Taxes shall not commence until January 1, 1996, and "Base Year" Operating Expenses shall be based upon the 1995 year end Operating Expenses (assuming 100% occupancy)incurred by the Landlord, and the Base Year for Taxes shall be 1994 real estate taxes payable in 1995. Further, at no time during the initial term of the Lease shall Escalation Rent (other than Taxes, insurance premiums and utility charges) increase by more than five percent (5%) per year. Notwithstanding the definition of Operating Expenses, the Landlord shall not pass through to Tenant any costs incurred for pure aesthetic value, structural or improvements to the property other than the normal cost of upkeep and landscaping consistent with a Class "A" office building. In addition, Operating Expenses shall be subject to the limitations in Attachment "1" attached hereto. Further, Taxes and Operating Expenses on the other buildings on the Property shall be excluded from Tenant's share, and the costs of landscaping, sidewalks, drives, parking areas and other improvements in common with Landlord's other buildings shall be allocated among such buildings based upon the rentable area of each building.

    2. The security deposit shall be reduced to Ten Thousand Dollars ($10,000), payable upon acceptance of the Lease to be applied toward the first monthly installments of Base Rent on a renewal or extension of Lease, provided Tenant is not in default.

    3. Tenant finish allowance shall be Ten and 40/100 Dollars ($10.40) per square foot or One Hundred Thirty One Thousand Two Hundred Three and 30/100 Dollars ($131,203.30) including the cost of providing professional space planning services and the cost of obtaining the necessary permits required for the build-out. Upon the parties' approval of the construction drawing and final budget, Landlord shall be deemed to have agreed to a fixed cost construction contract, subject to change orders executed by the parties. Tenant shall pay Landlord for any interior finish costs that exceed Ten and 40/100 Dollars ($10.40) per square foot and Landlord shall credit Tenant to rent abatement of the first monthly installments of Base Rent any money saved below the Ten and 40/100 Dollars ($10.40) per square foot allowance.

    4.   Tenant shall have two (2) options to extend its Lease term for three
(3) years each, provided Tenant is not in default of the Lease. The Base Rent, Operating Expense and Tax applied to the Landlord and Tenant, shall be adjusted to the then current market rate being quoted at the Quads of which the Building is a part, not to exceed the Consumer Price Index for All Urban Consumers in All U.S. Cities as published by the Bureau of Labor Statistics, U.S. Department of Labor ("CPI-U"). The CPI-U increase shall be based upon the difference between the commencement date of the expiring term and twelve (12) months prior to the expiring term. In the event Tenant renews or extends its Lease, Landlord shall provide up to Three Dollars ($3.00) per square foot interior finish allowance for retrofit costs and improvements.

    5. Landlord acknowledges that Tenant's general office use of the premises will include light storage of associated computer supplies, such as scanner wands. Landlord represents and warrants that it has received no notice concerning zoning violations or title restrictions which would prohibit such general office use or Tenant's peaceful possession as set forth in the Lease.

    6. Notwithstanding the last paragraph in Section 3 of the Lease, in the event that the Landlord is unable, subject to acts of God, military insurrection, labor disputes or other force majeure conditions outside of Landlord's control, to complete Tenant's build-out and deliver possession of the Leased Premises within ten (10) weeks after Tenant's approval of the construction drawings, the Tenant shall receive a two (2) day abatement of rent for each day the build-out and possession is delayed after such deadline. Prior to the commencement date, Tenant shall have the right to deliver or install its trade fixtures, without any interference to Landlord's work, without the rental commencing.

    7. At the end of each calendar year or within one hundred fifty (150) days thereafter, Landlord shall submit to Tenant a statement of actual Escalation Rent due with respect to said calendar year, and either Landlord shall promptly refund to Tenant any excess of estimated Escalation Rent actually paid over the actual Escalation Rent, or Tenant shall promptly remit to Landlord any excess of actual Escalation Rent over estimated Escalation Rent actually paid to Landlord, but in any event within thirty (30) days after notice of the same. In the event that Tenant's audit of Landlord's statement, which must be conducted upon prior written notice to Landlord within thirty (30) days of receipt of the statement by Tenant and at Tenant's sole cost, except as provided herein, shows an overcharge of Escalation Rent in excess of the cost of Tenant's audit, the Landlord shall pay the reasonable cost of Tenant's audit.

    8. The interest rate on past due rent under Section 4(d) shall be one and one-half percent (1 1/2%) per month, rather than two percent (2%) per month.
The late charge equal to 1/30th of the monthly installment of Base Rent shall be limited to the maximum amount of ten percent (10%) of such monthly installment of Base Rent.

    9. Under Section 4(f) in the event of a decrease in Operating Expenses and/or Taxes, after the 1995 Base Year, Tenant shall receive a credit applied to future Escalation Rent, if any, but in no event shall Landlord be required to remit such credit nor shall it act to reduce Base Rent. To the extent that any Operating Expenses are decreased pursuant to this section, the reductions shall not be considered in calculating the 5% escalation cap provided for in section one of this Addendum.

    10. Landlord's normal business hours under Section 5(b) are 6:30 A.M. to 7:00 P.M., Monday through Friday and 7:00 A.M. to 3:00 P.M. on Saturdays.

    11. Notwithstanding the first sentence in Section 7 of the Lease, the Tenant shall not be liable for any casualty to the Leased Premises to the extent that the Landlord has insurance proceeds for the same unless caused by the willful misconduct or negligence of Tenant, its agents and employees.

    12. Notwithstanding Section 12(b) there shall be abatement of rent from the date of casualty if the Leased Premises (or any portion thereof) is unusable for a period of five (5) consecutive business days or seven (7) days, and shall abate for any casualty covered by Landlord's insurance regardless of cause, unless caused by the willful misconduct or negligence of Tenant, its agents and employees.

    13. The words "release, discharge and agrees to" shall be inserted in the last sentence of Section 14 of the Lease immediately before the word "indemnify".

    14. Under Section 15, Tenant may file a claim for its moving expenses and any loss of personal property, provided such expenses do not reduce Landlord's award, and separate application is made by Tenant therefore.

    15. Under Section 16 of the Lease, Tenant shall not be responsible for any certificate of occupancy permit.

    16. Notwithstanding Section 17 of the Lease, the Tenant shall not be in default if it merely vacates the Leased Premises so long as it continues to pay rent and abide by all other terms and conditions of the Lease.

    17.  The words "unattached movable" are deleted from the second sentence of
Section 21 of the Lease. In the event that the Tenant holds over with the consent of the Landlord, the monthly rental shall be one hundred fifty percent (150%) of the Base Rent.

    18. Any subordination of the Tenant's interest under Section 22 of the Lease, shall contain a non-disturbance provision in which the Lender shall not interfere with the Tenant's peaceful possession pursuant to the Lease, so long as Tenant is not in default hereunder.

    19. The last sentence in Section 23 of the Lease is deleted, provided however, that if Tenant fails to deliver a certificate within thirty (30) days of any request by Landlord, Tenant shall be in default under the terms of the Lease.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the below referenced date.

                                       NATIONWIDE LIFE INSURANCE COMPANY







Dated:11/2/94                          By:/s/ Robert H. McNaghten
      -----------------------------        --------------------------------
                                       Robert H. McNaghten
                                       Vice President Real Estate
                                       Investments


                                       TEKSYN, INC.


Dated:1/2/94                           By:/s/ David B. Wortman
      -----------------------------       --------------------------------
                                       Printed:David B. Wortman
                                               ---------------------------
                                       Title:President
                                             -----------------------------

                                    ATTACHMENT "1"

    E. Notwithstanding the above, operating expenses and common area maintenance shall not include marketing fees and rental commissions, costs and legal fees in connection with Landlord's financing of the Premises, negotiation and preparation of Leases, and any disputes with tenants, franchise or income taxes imposed upon Landlord, accounting fees associated with the operation of the business of the partnership or entity as the same are distinguished from the accounting fees attributable to the operation of the Premises, the cost of painting, repainting, decorating or redecorating for any tenant including Tenant, any work required in the Work Letter (or repairs to any work not completed in a good and workmanlike manner free from defects), any penalties or fines assessed against Landlord, unless caused by Tenant, interest, base rent or any other payment required under the terms of any mortgage, ground lease or deed of trust now or hereafter constituting a lien against the Premises, costs of services or labor provided solely and directly to specific tenants at the Building, overhead costs, wages, salaries, benefits or fees paid to administrative or executive personnel of Landlord (except for the property management fees hereinafter permitted), general or special assessments levied against the Landlord for public improvements which are not currently due, depreciation costs, costs associated with the transfer of all or part of the Building, any expenses for which Landlord receives payment from another source, the costs for complying with environmental laws unless resulting from the use of Tenant, its agents or employees of the Leased Premises, expenses for the maintenance of the structure, foundation and roof of the Building (other than routine cleaning) and capital improvements (except as hereinafter permitted). Landlord may charge as Additional Rent (i) capital improvements required by governmental law, ordinance, rule or regulation which was not applicable to the Building or Premises on the Commencement Date, (ii) capital improvements which are repairs or replacements of existing improvements for the structure, foundation and roof of the Building, and (iii) capital improvements which are reasonably intended to reduce any component costs included within operating expenses but only to the extent of the estimated savings. Any permitted capital expenditures shall be included in Additional Rent only to the extent any such costs (excluding interest) are attributable, on a straight-line amortization based upon the useful life of such capital improvement to the remaining portion of the Term of the Lease, or any renewal thereof. For purposes of calculating Additional Rent, property management fees may be charged for compensation (but not bonuses or increases in pensions or profit sharing plans) for a building manager in an amount not to exceed four percent (4%) of Gross Rent

                             Exhibit "A" to Office Lease



dated as of November 2, 1994, by and between NATIONWIDE LIFE INSURANCE COMPANY, as Landlord, and TEKSYN, INC., as Tenant, for Leased Premises in 9002 Purdue Road, Indianapolis, Indiana 46268.





                           BUILDING FLOOR PLAN(S) ATTACHED



Initialed for                                              Initialed for
identification                                             identification
by Landlord:                                               by Tenant:


------------                                               ------------

                             Exhibit "B" to Office Lease





dated as of November 2, 1994, by and between NATIONWIDE LIFE INSURANCE COMPANY, as Landlord, and TEKSYN, INC., as Tenant, for Leased Premises in 9002 Purdue Road, Indianapolis, Indiana 46268.

    Landlord agrees to do the work necessary to prepare Tenant's premises for occupancy in accordance with the plans and/or specifications attached hereto and by this reference incorporated herein as Exhibit B. Tenant agrees to pay Landlord as its share of said work all costs over and above the sum of One Hundred Thirty One Thousand Two Hundred Three and 30/100 Dollars ($131,203.30). Such amount shall be paid by Tenant promptly after rendering of bills therefor to Tenant by Landlord or its contractor and/or its architects, it being understood and agreed that such bills may be rendered during the progress of the performance of the work and/or the furnishing or installation of the materials to which such bills relate.



Initialed for                                              Initialed for
identification                                             identification
by Landlord:                                               by Tenant:


------------                                               ------------

                                  TABLE OF CONTENTS
                                  -----------------

                                                                            PAGE
                                                                            ----


SPECIFIC LEASE PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 1

    (a)  Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    (b)  Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    (c)  Building. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    (d)  Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    (e)  Permitted Use of Leased Premises. . . . . . . . . . . . . . . . . . 2
    (f)  Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . 2
    (g)  Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    (h)  Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    (i)  Escalation Rent . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    (j)  Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . 3
    (k)  Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . 3
    (l)  Work. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    (m)  Landlord's Address for Notices. . . . . . . . . . . . . . . . . . . 4
    (n)  Landlord's Address for Payments . . . . . . . . . . . . . . . . . . 4
    (o)  Tenant's Address for Notices. . . . . . . . . . . . . . . . . . . . 4
    (p)  Guarantor(s). . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

GENERAL LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 4

    1.   Premises.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    2.   Use.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    3.   Term/Possession.  . . . . . . . . . . . . . . . . . . . . . . . . . 5
    4.   Rent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    5.   Service.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
    6.   Electricity.  . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    7.   Condition of the Leased Premises.   . . . . . . . . . . . . . . . .13
    8.   Alterations.  . . . . . . . . . . . . . . . . . . . . . . . . . . .13
    9.   Certain Rights Reserved to Landlord.  . . . . . . . . . . . . . . .15
    10.  Rules and Regulations.  . . . . . . . . . . . . . . . . . . . . . .17
    11.  Assignment/Subletting.  . . . . . . . . . . . . . . . . . . . . . .17
    12.  Casualty.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    13.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    14.  Release and Indemnification.  . . . . . . . . . . . . . . . . . . .21
    15.  Condemnation.   . . . . . . . . . . . . . . . . . . . . . . . . . .22
    16.  Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . .23
    17.  Default and Remedies.   . . . . . . . . . . . . . . . . . . . . . .24
    18.  Bankruptcy and Insolvency.  . . . . . . . . . . . . . . . . . . . .27

                                  TABLE OF CONTENTS
                                     (CONTINUED)



                                                                            PAGE
                                                                            ----

    19.  Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
    20.  Quiet Possession.   . . . . . . . . . . . . . . . . . . . . . . . .28
    21.  Surrender and Holdover.   . . . . . . . . . . . . . . . . . . . . .28
    22.  Subordination.  . . . . . . . . . . . . . . . . . . . . . . . . . .29
    23.  Estoppel Certificates.  . . . . . . . . . . . . . . . . . . . . . .30
    24.  Relocation.   . . . . . . . . . . . . . . . . . . . . . . . . . . .30
    25.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    26.  Remedies Cumulative.  . . . . . . . . . . . . . . . . . . . . . . .31
    27.  Representations.  . . . . . . . . . . . . . . . . . . . . . . . . .31
    28.  Recordation.  . . . . . . . . . . . . . . . . . . . . . . . . . . .32
    29.  Limited Liability of Landlord.  . . . . . . . . . . . . . . . . . .32
    30.  Binding Obligations.  . . . . . . . . . . . . . . . . . . . . . . .32
    31.  Agency.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
    32.  Entire Agreement.   . . . . . . . . . . . . . . . . . . . . . . . .33

ADDENDUM


EXHIBITS

    Building Floor Plans(s)                                          Exhibit A
    Work                                                             Exhibit B

    THE FOREGOING TABLE OF CONTENTS IS FOR CONVENIENCE ONLY AND DOES NOT FORM A PART OF THE LEASE. IN THE EVENT OF ANY CONFLICT BETWEEN THE FOREGOING TABLE OF CONTENTS AND THE TERMS OF THE LEASE, THE TERMS OF THE LEASE SHALL CONTROL.


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